Exhibit 3.2
ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
MERRILL LYNCH LIFE INSURANCE COMPANY
     Merrill Lynch Life Insurance Company (the “Corporation”), by its President and Secretary, does hereby certify that upon the written authorization of its sole shareholder on June 8, 2010, the Amended Articles of Incorporation set forth below were adopted in order to effect the name change of the Corporation from “Merrill Lynch Life Insurance Company” to “Transamerica Advisors Life Insurance Company”, thereby amending the original Articles of Incorporation of the Corporation which became effective on August 30, 1991. Such Amended Articles of Incorporation and name change shall have an effective date of July 1, 2010 and shall be effective on the date these Articles are endorsed with the “approval” of the Arkansas Insurance Commissioner and placed on file in his office.
     Article 1 of the Articles of Incorporation is amended and completely restated so as to provide as follows:
ARTICLE I – NAME
The name of the Corporation shall be Transamerica Advisors Life Insurance Company.

     IN WITNESS WHEREOF, the undersigned President and Secretary of Merrill Lynch Life Insurance Company do hereby declare and certify that the statements set forth hereinabove are true and have hereunto set their hands this 10th day of June, 2010.

MERRILL LYNCH LIFE INSURANCE COMPANY
By:	/s/ Lonny J. Olejniczak
Lonny J. Olejniczak, President

[SEAL]
ATTEST:

By:	/s/ Frank A. Camp
Frank A. Camp, Secretary

ACKNOWLEDGEMENT

STATE OF IOWA	)
	)	ss:
COUNTY OF LINN	)
     On this 10th day of June, 2010, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named Lonny J. Olejniczak and Frank A. Camp, to me personally well known, who stated that they were the President and Secretary of the Merrill Lynch Life Insurance Company, and were duly authorized in their respective capacities to execute the foregoing instruments for and in the name and behalf of said Corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 10th day of June, 2010.

/s/ Mary A. Craig
Notary Public
My Commission Expires: Aug 3, 2012